Exhibit 10.20b

Second AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated effective as of March 5, 2014, is entered into between AMERICAN EAGLE ENERGY CORPORATION, a Nevada corporation (“Borrower”) and MORGAN STANLEY CAPITAL GROUP INC., as Administrative Agent and as a Lender under the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Borrower, the lenders from time to time party thereto (“Lenders”) and Morgan Stanley Capital Group Inc., as Administrative Agent for such Lenders are parties to that certain Credit Agreement dated as of August 19, 2013, as amended by that certain First Amendment to Credit Agreement dated as of October 2, 2013 (as may be further amended, modified or restated from time to time, including by this Amendment, the “Credit Agreement”); and

WHEREAS, subject to the satisfaction or waiver in writing of the conditions precedent set forth herein, the parties hereto have agreed to amend the Credit Agreement as set forth in Section 2 below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties to this Amendment hereby agree as follows:

SECTION 1. Certain Definitions.

As used in this Amendment, except as may otherwise be provided herein, all capitalized terms defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference. The Credit Agreement, as amended by this Amendment, is hereinafter called the “Agreement”. As used herein, the following terms shall have the meanings indicated:

(a)                “2013 Acquisitions” means the Mountainview Transfers, the Spyglass Amendments Transfers, and the acquisition of Oil and Gas Properties from the months of September through December 2013, each as described in the final documents related thereto, which have been provided to Administrative Agent, in form and substance satisfactory to Administrative Agent.

(b)               “Mountainview Transfers” means the transfers of the Oil and Gas Properties described in the Mountainview LOI.

(c)                “Mountainview LOI” means the letter dated January 10, 2014 from Borrower to Mountainview Energy Ltd. in the form attached to this Amendment as Exhibit A thereto.

(d)               “Spyglass Amendments Transfers” means the transfers or substitutions of Oil and Gas Properties described in the Spyglass Amendments (2014).

SECTION 2. Amendments and Waivers to the Credit Agreement. Subject to the satisfaction or waiver in writing of conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as set forth below.

(a)                Definitions. Section 1.01 of the Credit Agreement is amended to add or replace the definition below to read as set forth below:

“Splyglass Amendments (2014)” means the First Amendment to Carry Agreement, First Amendment to Farm-Out Agreement, and Amendment to Stipulation of Interest and Cross-Conveyance in form and substance approved in writing (which may include e-mail approval) by the Administrative Agent, which approval shall not be unreasonably withheld.

(b)               Amendments. The sections below are amended as set forth below. For the avoidance of doubt, words depicted in strikethrough are to be excluded in the interpretation thereof, and words are bold underlined only to show the additional words as compared to the provision before giving effect to this Amendment.

(i)	Section 5.08(a) is amended by replacing the first sentence, and adding a sentence after the first sentence, to read as follows:

“~~Upon the acquisition of any Oil and Gas Properties or changes thereto, but no more frequently than quarterly, or if the aggregate fair market value of all acquired Oil and Gas Properties during any quarter exceeds $250,000,~~ Borrower must provide new Mortgages or provide amendments or supplements to existing Mortgages on or before each March 15 and September 15 (starting with March 15, 2014), such that all Oil and Gas Properties (other than the Excluded Oil and Gas Properties, unless otherwise requested by Administrative Agent in its sole discretion) are subject to an Acceptable Security Interest and otherwise comply with this Agreement. Without limitation to the foregoing, prior to any preparation of a drilling site, and in any event prior to drilling, Borrower must provide new Mortgages or provide amendments or supplements to existing Mortgages such that all Oil and Gas Properties on which such drilling site is located and any other Oil and Gas Properties which is entitled to any revenues or payments in respect of such drilling site (other than the Excluded Oil and Gas Properties, unless otherwise requested by Administrative Agent in its sole discretion) are subject to an Acceptable Security Interest and otherwise comply with this Agreement.”

(ii)	Section 5.12 is amended by adding the following sentence to the end us such Section:

“Borrower may not acquire any Oil and Gas Properties without the prior written consent of the Required Lenders if the consideration paid or exchanged for such Oil and Gas Properties, together with the consideration paid or exchanged for other Oil and Gas Properties (whether or not consents were delivered therefor), exceeds: (i) $5,000,000 during the period from January 1 to June 30 of any calendar year or July 1 to December 31 of any calendar year or (ii) $10,000,000 during the period from January 1 to December 31 of any calendar year.

(iii)	Section 6.17 is amended to read as follows, with the bold and italicized words showing the differences from the existing Section 6.17.

“Section 6.17. Amendments to Spyglass Transaction Documents. Borrower shall not amend, supplement or otherwise modify any of the documents and agreements relating to the Spyglass Transaction Documents without the prior written consent of the Administrative Agent other than the Spyglass Amendments (2014).”

(c)                Waivers. Section 6.04 is waived only to the extent that the Mountainview Transfers or the Spyglass Amendments Transfers would violate such section and only if the final documents related thereto are in form and substance satisfactory to the Administrative Agent. Section 5.06(p) is waived only to the extent that notice is required with respect to the 2013 Acquisitions and only if the final documents related thereto are in form and substance satisfactory to the Administrative Agent.

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SECTION 3. Guarantor and Borrower Confirmation.

(a)                Each Guarantor hereby consents and agrees to this Amendment and each of the transactions contemplated thereby and hereby.

(b)               Borrower and each Guarantor ratifies and confirms the debts, duties, obligations, liabilities, rights, titles, pledges, grants of security interests, Liens, powers, and privileges existing by virtue of the Loan Documents to which it is a party.

(c)                Borrower and each Guarantor agrees that the guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Security Instruments and any Guaranty to which it is a party, are not impaired, released, diminished or reduced in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all Secured Obligations.

(d)               Borrower and each Guarantor acknowledges and agrees that all terms, provisions, and conditions of the Loan Documents to which it is a party (as amended by this Amendment) shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

SECTION 4. Conditions of Effectiveness. The obligations of Administrative Agent and the Lenders to amend the Credit Agreement as provided herein are subject to the fulfillment of the following conditions precedent:

(a) The Administrative Agent shall have received a counterpart of, or signature page to, this Amendment which shall have been executed by the Administrative Agent, the Lenders, Borrower, and each Guarantor (which may be by telecopy or PDF transmission);

(b) no Material Adverse Change shall have occurred; and

(c) no Default or Event of Default shall have occurred.

SECTION 5. Representations and Warranties. Borrower and each Guarantor, as applicable, represents and warrants to Administrative Agent and the Lenders, with full knowledge that Administrative Agent and the Lenders are relying on the following representations and warranties in executing this Amendment, as follows:

(a) Borrower has the organizational power and authority to execute, deliver and perform this Amendment and all other Loan Documents executed and delivered herewith, and all organizational action on the part of it, requisite for the due execution, delivery and performance of this Amendment and all other Loan Documents executed and delivered herewith, has been duly and effectively taken.

(b) The Agreement and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of it, to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

(c) This Amendment does not and will not violate any provisions of any of the organizational documents of it or any contract, agreement, instrument or requirement of any Governmental Authority to which it is subject. The execution of this Amendment will not result in the creation or imposition of any Lien upon any of its properties other than those permitted by the Agreement and this Amendment.

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(d) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

(e) As of the date of this Amendment, Borrower is Solvent.

(f) After giving effect to this Amendment, no Default or Event of Default will exist, and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date other than those which have been disclosed to Administrative Agent in writing (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct as of such earlier or other date).

(g) Nothing in this Section 5 is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which Borrower or any Guarantor is a party.

SECTION 6. Cost, Expenses and Taxes. Borrower agrees to pay all reasonable legal fees and expenses to be incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection with the transactions associated herewith, including reasonable attorneys’ fees and out-of-pocket expenses of Administrative Agent and Lenders, and agrees to save Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

SECTION 7. Extent of Amendment. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby. Borrower hereby ratifies and confirms that:

(a) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect and each of the Loan Documents to which it is a party are and remain legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the Collateral is unimpaired by this Amendment and any and all Liens and other security or Collateral now or hereafter held by Administrative Agent or the Lenders as security for payment and performance of the obligations are hereby renewed and carried forth to secure payment and performance of all of the Obligations;

(c) nothing in this Amendment implies any obligation on the part of Administrative Agent or the Lenders, and none of Administrative Agent or the Lenders shall be obligated, at any time, to grant further amendments; and

(d) a breach of a representation, warranty or covenant in this Amendment shall constitute an immediate Event of Default under the Agreement.

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SECTION 8. Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and the Lenders to enter into this Amendment, Borrower represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of Borrower to Administrative Agent or the Lenders.

SECTION 9. Waiver and Release. In consideration of the amendment herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Guarantor EACH hereby waives, remises, releases, and forever discharges each Lender and Administrative Agent, their predecessors and its successors, assigns, affiliates, shareholders, directors, officers, accountants, attorneys, employees, agents, representatives, and servants (collectively, the “Released Parties”) of, from and against any and all claims, actions, causes of action, suits, proceedings, contracts, judgments, damages, accounts, reckonings, executions, and liabilities whatsoever of every name and nature, whether known or unknown, whether or not well founded in fact or in law, and whether in law, at equity, or otherwise, which the undersigned ever had or now has for or by reason of any matter, cause, or anything whatsoever to this date relating to or arising out of the Loans, or any of them, or any of the loan Documents, including without limitation any actual or alleged act or omission of any of the Released Parties with respect to the Loans, or any of them, or any of the loan Documents, or any Liens or Collateral in connection therewith, or the enforcement of any of such Lender’s or Administrative Agent’s rights or remedies thereunder. The terms of this waiver and release shall survive the termination of this Amendment, the Loans, or the loan Documents and shall remain in full force and effect after the termination thereof.

SECTION 10. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (such as Portable Document Format) shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Governing Law; Service; Jurisdiction; Venue; Waiver of Jury Trial. This Amendment and the rights and obligations of the parties hereunder shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the INTERNAL laws (AND NOT THE LAW OF CONFLICTS) of the State of New York. Sections 9.14 of the Credit Agreement (Submission to Jurisdiction; Waiver of Venue) and 9.17 of the Credit Agreement (Wavier of Jury Trial) are hereby incorporated herein by reference, mutatis mutandis, as a part hereof for all purposes.

SECTION 12. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 13. Integration. THIS AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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SECTION 14. No Waiver. Borrower agrees that, except as expressly set forth herein, no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Administrative Agent and the Lenders, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof. Except as expressly set forth herein nothing contained in this Amendment nor any past indulgence by Administrative Agent or the Lenders, nor any other action or inaction on behalf of Administrative Agent or the Lenders (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Administrative Agent or the Lenders or a waiver of any of the rights or remedies of Administrative Agent or the Lenders provided in the Agreement or the other Loan Documents or otherwise afforded at law or in equity.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

Administrative Agent

MORGAN STANLEY CAPITAL GROUP INC.,
as Administrative Agent

By:	/s/ Nancy King
Nancy King
Vice President

LENDER:
MORGAN STANLEY CAPITAL GROUP INC.

By:	/s/ Nancy King
Nancy King
Vice President

Signature Page to Second Amendment to Credit Agreement

BORROWER:

AMERICAN EAGLE ENERGY CORPORATION,
as Borrower

By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Signature Page to Second Amendment to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned, as a Guarantor under the Credit Agreement, hereby (i) acknowledges Borrower’s execution and delivery of this Amendment and (ii) affirms that the execution and delivery of this Amendment has no affect on such Guarantor’s agreements and obligations under its applicable Guaranty and the other Loan Documents to which such Guarantor is a party, all of which remain the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with their respective terms.

AMZG, INC.,
a Nevada corporation

By:	/s/ Bradley M Colby
Bradley M. Colby
President

AEE Canada Inc.,
an Alberta, Canada corporation

By:	/s/ Bradley M. Colby
Bradley M. Colby
President

EERG Energy ULC,
a Alberta, Canada unlimited liability company

By:	/s/ Bradley M. Colby
Bradley M. Colby
President

Guarantor Confirmation to Second Amendment to Credit Agreement

Exhibit A

Mountainview LOI